Groupon Reports First Quarter 2026 Results
Global Revenue flat and Billings down 1%
North America Local Revenue down 1% and Local Billings up 2%
International Local Revenue up 10% and up 19% excluding Giftcloud

CHICAGO - May 7, 2026 - Groupon, Inc. (NASDAQ: GRPN) today announced its financial results for the first quarter ended March 31, 2026. Results and a shareholder letter for the first quarter are posted on Groupon's Investor Relations site (investor.groupon.com). The company has also filed its Form 10-Q with the Securities and Exchange Commission.
"We began 2026 with a refreshed mission, to get people offline through quality local experiences at great value," said Dusan Senkypl, Chief Executive Officer of Groupon. "Groupon is uniquely positioned at the intersection of the AI economy and the millions of local merchants who power Main Street. We are rebuilding Groupon as an AI-native company to operate at the velocity the era of agentic commerce demands and better deliver on our mission, serving both customers and merchants. Q1 results do not yet reflect this work, but the pace of AI adoption across every team gives me confidence in stronger performance ahead."
First Quarter 2026 Highlights
•Global Revenue flat and Billings down 1% (3% FX-neutral) year-over-year.

•North America Local Revenue down 1% and Local Billings up 2%, driven by strength in our Things to Do offering and paid channels, partially offset by headwinds in our Small Business merchant base, Health Beauty & Wellness, Enterprise channel, and managed and organic channels, as well as adverse weather in January and February.

•International Local Revenue up 10% and Local Billings down 3% (12% FX-neutral). Excluding Giftcloud, International Local Billings up 14% and International Local Revenue up 19%, driven by expansion of seasonally relevant Things to Do supply across major markets and improved organic traffic from our new consumer platform.

•Active customers grew 5% to 16.2 million, with growth in both North America and International Local categories.

•Unit sales were 8.1 million, down 5% year-over-year, driven by softer transaction volume in North America, partially offset by unit growth in International Local.

•Net loss from continuing operations was $12.6 million, compared with net income from continuing operations of $8.0 million in the prior year period.

•Adjusted EBITDA, a non-GAAP financial measure, was positive $12.8 million, compared with positive $15.3 million in the prior year period.

•Operating cash outflow from continuing operations was $10.0 million and free cash flow, a non-GAAP financial measure, was negative $13.5 million

•Cash and cash equivalents as of March 31, 2026 were $225.5 million.

•During the three months ended March 31, 2026, we repurchased 1.94 million shares of Common Stock for an aggregate purchase price of $21.3 million. Additionally, in April 2026 and through the date of this report, we repurchased an additional 859,860 shares of Common Stock for an aggregate purchase price of $10.1 million.

•Project Foundry, our company-wide initiative to transform our operating model by embedding AI agents into the core of every function, is intended to enable the Company to operate with the speed required to succeed in an AI-native world.

Definitions and reconciliations of all non-GAAP financial measures and additional information regarding operating measures are included below in the section titled "Non-GAAP Financial Measures and Operating Metrics" and in the accompanying tables.
2026 Outlook1

For the second quarter and full year 2026, the Company expects:

As of May 07, 2026	Q2 2026 Guidance		2026 Guidance
	Low-end	High-end	Low-end	High-end
Billings	Flat	+2%	+3%	+5%
Revenue	$126M	$128M	$513M	$523M
	Flat	+2%	+3%	+5%
Adjusted EBITDA	$13M	$15M	$70M	$75M
Free Cash Flow	At Least $10M		At Least $60M
1 We do not provide a reconciliation for non-GAAP estimates on a forward-looking basis where we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking U.S. GAAP financial measure that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable U.S. GAAP financial measures may vary materially from the corresponding U.S. GAAP financial measures.

The outlook above reflects management’s current expectations for 2026 and includes forward-looking statements regarding the Company’s anticipated financial performance and operating priorities. Actual results may differ materially as a result of risks and uncertainties described in Groupon’s filings with the Securities and Exchange Commission, including its most recent Form 10-Q and Form 10-K.

For information about our guidance, refer to our earnings commentary that is posted on our investor relations website (investor.groupon.com).
Conference Call
A conference call will be webcast Friday, May 8, 2026 at 7:00 a.m. CT / 8:00 a.m. ET and will be available on Groupon’s investor relations website at https://investor.groupon.com. This call will contain forward-looking statements and other material information regarding our financial and operating results.
Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings. Groupon uses its investor relations website (investor.groupon.com) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
About Groupon
Groupon (www.groupon.com) (NASDAQ: GRPN) is a trusted local marketplace where consumers go to buy services and experiences that make life more interesting and deliver boundless value. To find out more about Groupon, please visit press.groupon.com.

Non-GAAP Financial Measures and Operating Metrics
In addition to financial results reported in accordance with U.S. GAAP, we have provided the following non-GAAP financial measures: Foreign currency exchange rate neutral operating results, Adjusted EBITDA, and free cash flow. These non-GAAP financial measures, which are presented on a continuing operations basis, are intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, these non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial and Operating Metrics" included in the tables accompanying this release.
We exclude the following items from one or more of our non-GAAP financial measures:
Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.
Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.
Income taxes, interest and other non-operating items. Income taxes, interest and other non-operating items include: income taxes, foreign currency gains and losses, loss on extinguishment of exchanged debt, interest income and interest expense. We exclude interest and other non-operating items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical operating results.

Special charges and credits. We exclude special charges and credits included charges related to our Italy Restructuring Plan, 2022 Restructuring Plan and 2020 Restructuring Plan, as well as gain on sale of assets, gain on sale of business, loss on extinguishment of debt and foreign VAT assessments. We exclude special charges and credits from Adjusted EBITDA because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons with our historical results.
Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:
Foreign currency exchange rate neutral operating results show current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior year period. Those measures are intended to facilitate comparisons to our historical performance.
Contribution Profit measures the amount of marketing investment needed to generate revenue and is defined as net revenues less cost of sales and marketing expense.
Adjusted EBITDA is a non-GAAP performance measure that we define as Net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation and other special charges and credits, including items that are unusual in nature or infrequently occurring. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board to evaluate operating performance, generate future operating plans and make strategic decisions. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board. However, Adjusted EBITDA is not intended to be a substitute for Net income (loss) from continuing operations.
Free cash flow is a non-GAAP liquidity measure that comprises Net cash provided by (used in) operating activities from continuing operations less purchases of property and equipment and capitalized software. We use free cash flow to conduct and evaluate our business because, although it is similar to Net cash provided by (used in) from continuing operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in our cash balance for the applicable period.
Descriptions of the operating metrics included in this release and the accompanying tables are as follows:
Gross billings is the total dollar value of customer purchases of goods and services. Gross billings is presented net of customer refunds, order discounts and sales and related taxes. The substantial majority of our revenue transactions are comprised of sales of vouchers and similar transactions in which we collect the transaction price from the customer and remit a portion of the transaction price to the third-party merchant who will provide the related goods or services. For these transactions, gross billings differs from Revenue reported in our Condensed Consolidated Statements of Operations, which is presented net of the merchant's share of the transaction price. Gross billings is an indicator of our growth and business performance as it measures the dollar volume of transactions generated through our marketplaces. Tracking gross billings also allows us to monitor the percentage of gross billings that we are able to retain after payments to merchants.
Active customers are unique user accounts, identified by a distinct email address, that have made a purchase during the TTM either through one of our online marketplaces or directly with a merchant for which we earned a commission. We consider this metric to be an important indicator of our business performance as it helps us to understand how the number of customers actively purchasing our offerings is trending. Some customers could establish and make purchases from more than one account, so it is possible that our active customer metric may count certain customers more than once in a given period. We do not include consumers who solely make purchases with retailers using digital coupons accessed through our websites or mobile applications in our active customer metric, nor do we include consumers who solely make purchases of our inventory through third-party marketplaces with which we partner.
Units are the number of purchases during the reporting period, before refunds and cancellations, made either through one of our online marketplaces, a third-party marketplace, or directly with a merchant for which we earn a commission. We do not include purchases with retailers using digital coupons accessed through our websites or mobile applications in our units metric. We consider units to be an important indicator of the total volume of business conducted through our marketplaces.
We do not provide a reconciliation for non-GAAP estimates on a forward-looking basis where we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking U.S. GAAP financial measure that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable U.S. GAAP financial measures may vary materially from the corresponding U.S. GAAP financial measures.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations and future liquidity. The words "may," "will," "should," "could," "expect," "anticipate," "believe," "estimate," "intend," "continue" and other similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, our ability to execute and achieve the expected benefits of our go-forward strategy, including our broader AI-native transformation; the risk that the anticipated benefits of our AI strategy may not be realized in the time frame we expect or at all and may have adverse effects on our operations, merchants and customers; the risk that our public statements regarding our AI strategy and deployment of AI agents are not adequately substantiated or are later viewed as inconsistent with our actual capabilities or results; execution of our business and marketing strategies; volatility in our operating results; challenges arising from our international operations, including fluctuations in currency exchange rates, tax, legal and regulatory developments in the jurisdictions in which we operate and geopolitical instability; global economic uncertainty, including as a result of inflationary pressures; any impact from U.S. and international financial reform legislation and regulations, and any potential trade protection measures, such as new or incremental tariffs and other trade policies; retaining and adding high quality merchants and third-party business partners; retaining existing customers and adding new customers; competing successfully in our industry; providing a strong mobile experience for our customers; managing refund risks; retaining and attracting members of our executive and management teams and other qualified employees and personnel; customer and merchant fraud; payment-related risks; our reliance on email, Internet search engines and mobile application marketplaces to drive traffic to our marketplace; cybersecurity breaches; maintaining and improving our information technology infrastructure; reliance on cloud-based computing platforms; the risks associated with our use and integration of AI and machine learning technologies; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; managing inventory and order fulfillment risks; claims related to product and service offerings; protecting our intellectual property; maintaining a strong brand; the impact of future and pending litigation; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR, CPRA, and other privacy-related laws and regulations of the Internet and e-commerce; classification of our independent contractors, agency workers, or employees; risks relating to information or content published or made available on our websites or service offerings we make available; exposure to greater than anticipated tax liabilities; adoption of tax laws; our ability to use our tax attributes; impacts if we become subject to the Bank Secrecy Act or other anti-money laundering or money transmission laws or regulations; our ability to raise capital if necessary; risks related to our access to capital and outstanding indebtedness, including our 2027 Notes and 2030 Notes; our Common Stock, including volatility in our stock price and financial markets; a potential economic slowdown; and those risks and other factors discussed in

Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2025 and Part II, Item 1A. Risk Factors on our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as well as in our Condensed Consolidated Financial Statements, related notes, and the other financial information appearing elsewhere in this report and our other filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment, including with respect to emerging technologies such as AI, machine learning, and data analytics. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we make. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any forward-looking statements for any reason after the date of this report to conform these statements to actual results or to future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

As used herein, “Groupon,” “the Company,” “we,” “our,” “us” and similar terms include Groupon, Inc. and its subsidiaries, unless the context indicates otherwise.

Contacts:
Investor Relations Contact:
ir@groupon.com

Public Relations Contact:
Emma Coleman
press@groupon.com

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)
    The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, Net income (loss) from continuing operations:

	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Income (loss) from continuing operations	$8,027	$20,593	$(117,782)	$8,081	$(12,589)
Adjustments:
Stock-based compensation	7,694	8,782	11,109	10,189	11,911
Depreciation and amortization	5,611	4,423	4,301	4,267	4,191
Restructuring and related charges (credits)	137	(46)	(64)	(61)	7
(Gain) on sale of business	—	(10,650)	—	—	—
Loss on extinguishment of debt	—	—	99,925	—	—
Other (income) expense, net	(7,571)	(18,466)	(1,197)	(3,595)	4,371
Provision (benefit) for income taxes	1,428	10,927	21,248	2,022	4,899
Total adjustments	7,299	(5,030)	135,322	12,822	25,379
Adjusted EBITDA	$15,326	$15,563	$17,540	$20,903	$12,790

Free cash flow is a non-GAAP liquidity measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP liquidity measure, Net cash provided by (used in) operating activities from continuing operations.

	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Net cash provided by (used in) operating activities from continuing operations	$(22)	$28,419	$(20,506)	$56,607	$(9,958)
Purchases of property and equipment and capitalized software from continuing operations	(3,737)	(3,230)	(4,082)	(3,575)	(3,559)
Free cash flow	$(3,759)	$25,189	$(24,588)	$53,032	$(13,517)

Net cash provided by (used in) investing activities from continuing operations	$(3,737)	$10,761	$(3,024)	$2,423	$(3,559)
Net cash provided by (used in) financing activities	$(454)	$(2,684)	$(3,275)	$(1,097)	$(55,669)